Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTANTS
We have issued our reports dated March 9, 2006, except for Note 22 which is as of March 16, 2006, accompanying the consolidated financial statements included in the Annual Report of Technology Solutions Company and Subsidiaries on Form 10-K for the year ended December 31, 2005 which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports.
/s/ GRANT THORNTON LLP
Grant Thornton LLP
Chicago, Illinois
November 10, 2006